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                                                                    Exhibit 21.1

                      NextLevel Systems, Inc. Subsidiaries

NextLevel Systems of Delaware, Inc.
Incorporated: Delaware

Ensambladora de Matamoros S.A. de C.V
Incorporated: Mexico

General Instrument Australia Pty Ltd.
Incorporated: Australia

General Instrument Belgium B.V.B.A.
Incorporated: Belgium

General Instrument do Brasil Communicacoes Ltda.
Incorporated: Brazil

General Instrument of Canada, Inc.
Incorporated: Canada

General Instrument Chile Limitada (LLC)
Incorporated: Chile

General Instrument China Holdings, Inc.
Incorporated: Delaware

General Instrument High Definition Television Corporation
Incorporated: Delaware

General Instrument Hongkong Limited
Incorporated: Hong Kong

General Instrument India Holdings, Inc.
Incorporated: Delaware

General Instrument Mauritius, Inc.
Incorporated: Delaware
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General Instrument de Mexico, S.A. de C.V.
Incorporated: Mexico

General Instrument Services, Inc.
Incorporated: Delaware

GI Communications Purchasing Corp.
Incorporated: Delaware

Jerrold DC Radio, Inc.
Incorporated: Delaware

Next Level Communications
Incorporated: California

NextLevel Holdings (Taiwan), Inc.
Incorporated: Delaware

The General Instrument Foundation
Incorporated: Illinois

General Instrument (Puerto Rico), Inc.
Incorporated: Delaware

Magnitude Compression Systems, Inc.
Incorporated: California

GI Mauritius Holdings, Ltd.
Incorporated: Mauritius

NextLevel Systems (Taiwan), Inc.
Incorporated: Taiwan

Access Control Center, Inc.
Incorporated: Delaware

Charger Industries
Incorporated: California

DBS Services, Inc.
Incorporated: California